As filed with the Securities and Exchange Commission on October 6, 2010

Registration No. 333-169475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Global Education & Technology Group Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9F Tower D, Beijing New Logo

A18 Zhongguancun South Street, Haidian District

Beijing 100081

People’s Republic of China

(86-10) 6212-5800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011-5213

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Roberts, Esq. O’Melveny & Myers LLP 37/F, Yin Tai Centre Office Tower No. 2 Jianguomenwai Avenue, Chaoyang District Beijing 100022 People’s Republic of China (86-10) 6563-4200	David T. Zhang, Esq. Latham & Watkins 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886

Approximate date of commencement of proposed sale to the public:    as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Ordinary shares, par value $0.0001 per share(1)	29,325,000	$2.625	$76,978,125	$5,488.54

(1)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-169596). Each American depositary share represents four ordinary shares.
(2)	Includes ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the securities listed below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Issuance	Number of Securities Originally Issued	Number of Ordinary shares as Converted(1)	Consideration
SB Asia Investment Fund II, L.P.	November 18, 2008	3,418,803 ordinary shares 2,308,141 series A preferred shares	5,726,944	$1.4625 per ordinary share $0.0001 per series A preferred share
Hong Zeng	January 31, 2008	611,388 ordinary shares(2)	611,388	$1.06 per ordinary share
Certain Directors, Officers and Employees and others	January 1, 2008	Option to purchase 765,273 ordinary shares	765,273	Exercise price of $1.20 per ordinary share
	January 30, 2008	Option to purchase 18,000 ordinary shares	18,000	Exercise price of $2.40 per ordinary share
	January 30, 2008	Option to purchase 4,000 ordinary shares	4,000	Exercise price of $1.20 per ordinary share
	September 1, 2008	Option to purchase 263,109 ordinary shares	263,109	Exercise price of $1.20 per ordinary share
	July 1, 2009	Option to purchase 90,000 ordinary shares	90,000	Exercise price of $1.55 per ordinary share
	January 1, 2010	Option to purchase 1,993,646 ordinary shares	1,993,646	Exercise price of $1.80 per ordinary share
	January 1, 2010	Option to purchase 106,750 ordinary shares	106,750	Exercise price of $2.40 per ordinary share

Purchaser	Date of Issuance	Number of Securities Originally Issued	Number of Ordinary shares as Converted(1)	Consideration
	February 1, 2010	Option to purchase 47,000 ordinary shares	47,000	Exercise price of $1.80 per ordinary share
	March 1, 2010	Option to purchase 128,000 ordinary shares	128,000	Exercise price of $1.80 per ordinary share
	April 1, 2010	Option to purchase 34,010 ordinary shares	34,010	Exercise price of $2.80 per ordinary share
	April 15, 2010	Option to purchase 70,000 ordinary shares	70,000	Exercise price of $1.80 per ordinary share
	May 5, 2010	Option to purchase 28,945 ordinary shares	28,945	Exercise price of $2.00 per ordinary share
	September 1, 2010	Option to purchase 2,415,500 ordinary shares	2,415,500	Exercise price of $2.40 per ordinary share
	September 1, 2010	Option to purchase 42,530 ordinary shares	42,530	Exercise price of $1.80 per ordinary share
Jing Wang	July 22, 2010	536,099 ordinary shares(2)	536,099	$2.33 per ordinary share
Xiaodong Zhao	July 22, 2010	107,788 ordinary shares(2)	107,788	$1.79 per ordinary share
Caizhen Qian	July 22, 2010	375,381 ordinary shares(2)	375,381	$1.79 per ordinary share
Yongfu Gao	July 22, 2010	1,027,006 ordinary shares(2)	1,027,006	$1.77 per ordinary share
Lifeng Yang	July 22, 2010	107,788 ordinary shares(2)	107,788	$1.79 per ordinary share
Guangli Wang	July 22, 2010	111,055 ordinary shares(2)	111,055	$1.79 per ordinary share
Wei Zhang	July 22, 2010	67,545 ordinary shares	67,545	Exercise price of $1.20 per ordinary share

(1)	Based on a one-to-one conversion ratio.
(2)	Issued in connection with our acquisitions of our franchisees and other businesses, the price per ordinary share for which reflects the fair value of the shares as of the consummation date of the acquisition.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description of Exhibit

1.1	—Form of Underwriting Agreement.

3.1	—Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.*

4.1	—Form of Ordinary Share Certificate.*

4.2	—Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering).*

4.3	—Form of Deposit Agreement between the Registrant and , as depositary.(1)

4.4	—Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.3).(1)

Exhibit No.	Description of Exhibit

4.5	—Shareholders Agreement, dated February 1, 2010, among the Registrant and its shareholders party thereto.*

4.6	—Right of First Refusal and Co-Sale Agreement, dated February 1, 2010, among the Registrant and its shareholders party thereto.*

5.1	—Form of opinion of Conyers Dill and Pearman regarding the issue of ordinary shares being registered.*

8.1	—Form of opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters.*

8.2	—Form of opinion of Conyers Dill and Pearman regarding certain Cayman Islands tax matters.*

10.1	—2008 Employee Share Incentive Plan, adopted as of April 21, 2008 and letter of assumption, dated February 1, 2010.*

10.2	—2010 Performance Incentive Plan, adopted as of September, 2010, and form of ISO Option Agreement and NQSO Option Agreement.*

10.3	—Form of Indemnification Agreement between the Registrant and each of its directors.*

10.4	—English translation of Exclusive Consulting and Service Agreements between Beijing Global Education, as one party, and Shanghai Global Career or subsidiaries of Shanghai Global Career, as the other party, dated September 6, 2006 or September 7, 2006.*

10.5	—English translation of Form of Technical Support and Technical Service Agreement and Form of Market Development Consulting Service Contract between Beijing Global Education and several subsidiaries of Shanghai Global Career.*

10.6	—English translation of Equity Pledge Agreement between Beijing Global Education, as one party, and Shanghai Global Career and shareholders of Shanghai Global Career, as the other party. dated September 7, 2006.*

10.7	—English translation of Exclusive Option Agreement between Beijing Global Education, as one party, and Shanghai Global Career and shareholders of Shanghai Global Career, as the other party, dated September 7, 2006.*

10.8	—English translation of Business Operation Agreement between Beijing Global Education, as one party, and Shanghai Global Career and the shareholders of Shanghai Global Career as the other party, dated September 7, 2006.*

21.1	—Subsidiaries of Registrant.*

23.1	—Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.*

23.2	—Consent of Conyers Dill and Pearman (see Exhibit 5.1).*

23.3	—Consent of Tian Yuan Law Firm.*

23.4	—Consent of CCID Consulting.*

23.5	—Consent of Mr. Gary Xinzhong Xu.*

23.6	—Consent of Mr. Shaochun Xu.*

24.1	—Powers of Attorney (included on the signature page of this registration statement).*

99.1	—Code of Conduct.*

*	Previously filed.
**	To be filed by amendment.
(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-169596), which was filed with the SEC on September 27, 2010.

(b)	Financial Statement Schedules.

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on October 6, 2010.

Global Education & Technology Group Limited

By:	/s/ Hannah Lee
Name:	Hannah Lee
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated in Chicago, Illinois on October 6, 2010.

Signature	Capacity

* Xiaodong Zhang	Director and Chairman

* Yongqi Zhang	Director and Chief Executive Officer

* Andrew Y. Yan	Director

/s/ Hannah Lee Hannah Lee	Chief Financial Officer (principal accounting officer)

*By:	/s/ Hannah Lee
Hannah Lee
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Global Education & Technology Group Limited has signed this registration statement or amendment thereto in Newark, Delaware, on October 6, 2010.

Authorized Representative PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	—Form of Underwriting Agreement.

3.1	—Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.*

4.1	—Form of Ordinary Share Certificate.*

4.2	—Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering).*

4.3	—Form of Deposit Agreement between the Registrant and , as depositary.(1)

4.4	—Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.3).(1)

4.5	—Shareholders Agreement, dated February 1, 2010, among the Registrant and its shareholders party thereto.*

4.6	—Right of First Refusal and Co-Sale Agreement, dated February 1, 2010, among the Registrant and its shareholders party thereto.*

5.1	—Form of opinion of Conyers Dill and Pearman regarding the issue of ordinary shares being registered.*

8.1	—Form of opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters.*

8.2	—Form of opinion of Conyers Dill and Pearman regarding certain Cayman Islands tax matters.*

10.1	—2008 Employee Share Incentive Plan, adopted as of April 21, 2008 and Letter of Assumption, dated February 1, 2010.*

10.2	—2010 Performance Incentive Plan, adopted as of September, 2010, and form of ISO Option Agreement and NQSO Option Agreement.*

10.3	—Form of Indemnification Agreement between the Registrant and each of its directors.*

10.4	—English translation of Exclusive Consulting and Service Agreements between Beijing Global Education, as one party, and Shanghai Global Career or subsidiaries of Shanghai Global Career, as the other party, dated September 6, 2006 or September 7, 2006.*

10.5	—English translation of Form of Technical Support and Technical Service Agreement and Form of Market Development Consulting Service Contract between Beijing Global Education and several subsidiaries of Shanghai Global Career.*

10.6	—English translation of Equity Pledge Agreement between Beijing Global Education, as one party, and Shanghai Global Career and shareholders of Shanghai Global Career, as the other party. dated September 7, 2006.*

10.7	—English translation of Exclusive Option Agreement between Beijing Global Education, as one party, and Shanghai Global Career and shareholders of Shanghai Global Career, as the other party, dated September 7, 2006.*

10.8	—English translation of Business Operation Agreement between Beijing Global Education, as one party, and Shanghai Global Career and the shareholders of Shanghai Global Career as the other party, dated September 7, 2006.*

21.1	—Subsidiaries of Registrant.*

23.1	—Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.*

23.2	—Consent of Conyers Dill and Pearman (see Exhibit 5.1).*

23.3	—Consent of Tian Yuan Law Firm.*

23.4	—Consent of CCID Consulting.*

Exhibit No.	Description of Exhibit

23.5	—Consent of Mr. Gary Xinzhong Xu.*

23.6	—Consent of Mr. Shaochun Xu.*

24.1	—Powers of Attorney (included on the signature page of this registration statement).*

99.1	—Code of Conduct.*

*	Previously filed.
**	To be filed by amendment.
(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-169596), which was filed with the SEC on September 27, 2010.